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                                                                    EXHIBIT 23.3

                        [RYDER SCOTT COMPANY LETTERHEAD]



                      CONSENT OF RYDER SCOTT COMPANY, L.P.



      We hereby consent to the reference to our firm under the caption "Independent Petroleum Engineers" and to the references to the results of our reserve report, dated November 10, 2000, and the inclusion of the summary letter relating to such reserve report, together with appropriate attachments thereto, in the Registration Statement and related Prospectus of CMS Oil and Gas Company on Form S-1 filed with the Securities and Exchange Commission.


                                                /s/ Ryder Scott Company L.P.

                                                    RYDER SCOTT COMPANY, L.P.


November 17, 2000
Houston, Texas